Exhibit 10.1

March 15, 2005

Jason Shrinsky
7792 Trieste Place
Delray Beach, FL 33446

Dear Jason Shrinsky:

Pursuant to the terms and conditions of the Spanish Broadcasting System, Inc. 1999 Stock Option Plan for NonEmployee Directors (the “Plan”), you have been granted a Nonqualified Stock Option to purchase 50,000 shares (the “Option”) of Class A common stock as outlined below.

Granted To:	Jason Shrinsky

Grant Date:	March 7, 2005

Options Granted:	50,000

Option Price per Share:	$10.79	Total Cost to Exercise:	$539,500.00

Expiration Date:	March 7, 2015, unless terminated earlier.

Vesting Schedule:	20% immediately, 20% each year as follows:

10,000 on 03/07/2005
10,000 on 03/07/2006
10,000 on 03/07/2007
10,000 on 03/07/2008
10,000 on 03/07/2009

Transferability:	Not transferable except in accordance with the Plan.

Spanish Broadcasting System, Inc.

By:	/s/ Joseph A. García
Joseph A. García

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of a copy of the Plan and agree to conform to all of the terms and conditions of the Option and the Plan.

Signature:	/s/ Jason Shrinsky	Date:	3/17/05
Jason Shrinsky

SBS TOWER	2601 SOUTH BAYSHORE DRIVE, PENTHOUSE II COCONUT GROVE, FLORIDA 33133	TEL (305) 441-6901	FAX (305) 446-5148